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                                                                      Exhibit 11

Computation of Earnings Per Share

                             American International Group, Inc. and Subsidiaries

(in millions, except per share amounts)
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Years Ended December 31,                                              1999(a)       1998(b)       1997(b)      1996(b)      1995(b)
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
Numerator:

Basic:
Net income                                                         $ 5,055       $ 4,282       $ 3,711      $ 3,171      $ 2,704
Dividends on preferred stocks                                           --           (12)          (18)         (27)         (29)
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Net income applicable to common stock                                5,055         4,270         3,693        3,144        2,675
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Diluted:
Net income                                                           5,055         4,282         3,711        3,171        2,704
Dividends on non-convertible preferred stock                            --            --            (6)         (12)         (15)
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Net income applicable to common stock                                5,055         4,282         3,705        3,159        2,689
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Denominator:

Basic:
Average shares outstanding used in the computation of
  per share earnings:
  Common stock issued                                                1,664         1,632         1,618        1,610        1,596
  Common stock in treasury                                            (116)         (111)         (107)         (99)         (90)
  Common stock issued and outstanding but not vested to
   participants under various employee stock plans                      --            (3)           (3)          (3)          (3)
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  Average shares outstanding-basic                                   1,548         1,518         1,508        1,508        1,503
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Diluted:
Average shares outstanding used in the computation of
  per share earnings:
  Common stock issued                                                1,664         1,632         1,618        1,610        1,596
  Common stock in treasury                                            (116)         (111)         (107)         (99)         (90)
  Stock options and stock purchase plan (treasury stock method)         19            15            11           10            9
  Average number of shares issuable upon conversion of
   Series D Mandatory Conversion Premium Dividend
   Preferred Stock                                                      --            --            --            4           22
  Average number of shares issuable upon conversion of
   Series E Mandatory Conversion Premium Dividend
   Preferred Stock                                                      --            14            16           18           --
  Average number of shares issuable upon conversion of
   Premium Equity Redemption Cumulative Security Units                  --             4             4           --           --
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  Average shares outstanding-diluted                                 1,567         1,554         1,542        1,543        1,537
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Earnings per share:
Basic                                                              $  3.27       $  2.81       $  2.45      $  2.08      $  1.78
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Diluted                                                            $  3.23       $  2.75       $  2.40      $  2.05      $  1.75
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

(a) The number of common shares outstanding as of December 31, 1999 was 1,549. The number of common shares that would have been outstanding as of December 31, 1999 assuming the exercise or issuance of all dilutive potential common shares outstanding was 1,569.

(b) Share information reflects a common stock split in the form of a 25 percent common stock dividend paid July 30, 1999 and common stock splits in the form of 50 percent common stock dividends paid July 31, 1998, July 25, 1997 and July 28, 1995.


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